FOR IMMEDIATE RELEASE

Contact:	Nickolo Russo - Investors	Racquel White - Media
	Investor@labcorp.com	Media@labcorp.com

Labcorp Reports Strong 2026 Third Quarter Results; Raises Full Year 2026 Guidance

•Results from operations for third quarter 2026 versus third quarter 2025:
◦Revenue: $3.81 billion vs. $3.56 billion, up 6.9%
◦Diluted EPS: $3.22 vs. $3.12, up 3.3%
◦Adjusted EPS: $4.78 vs. $4.18, up 14.5%
•Raised full-year enterprise revenue growth and adjusted EPS guidance:
◦Revenue growth range of 5.9% to 6.7%; up 50 basis points at the midpoint
◦Adjusted EPS range of $18.30 to $18.70; up 18 cents at the midpoint
•Advanced M&A strategy by announcing or closing four transactions; each are expected to be accretive to adjusted EPS in year one and return cost of capital by year three
•Received FDA approval of PGDx elio® tissue complete CDx as a companion diagnostic to help identify patients with advanced melanoma

BURLINGTON, N.C., October 28, 2026 – Labcorp Holdings Inc. (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today announced results for the third quarter ended September 30, 2026 and updated its full-year financial guidance.

“Labcorp delivered another strong quarter with 7% revenue growth, continued margin expansion and 14.5% adjusted EPS growth, leading to a raise in our full-year guidance,” said Adam Schechter, Chairman and CEO of Labcorp. “We furthered our leadership in specialty testing by launching innovative tests for advanced melanoma, Alzheimer’s disease, and hepatitis D, while expanding access through strategic acquisitions across our Diagnostics and Biopharma Laboratory Services businesses. As healthcare continues to be transformed by advances in science and technology, personalized medicine, and evolving consumer expectations, Labcorp is well positioned to capitalize on these trends and drive sustainable long-term growth.”

Labcorp continues to advance its strategic priorities:

Lead in specialty testing:

•Received FDA approval of PGDx elio® tissue complete CDx as a companion diagnostic to help identify patients with advanced melanoma.
•Announced a collaboration with the Knight Cancer Institute at Oregon Health & Science University on a clinical study evaluating the use of Plasma Detect® Genome MRD Ultra to help identify disease recurrence earlier in patients with muscle-invasive bladder cancer.
•Announced the availability of a new hepatitis D reflex testing option within its comprehensive hepatitis testing portfolio.
•Subsequent to the quarter:
◦launched the FDA-cleared Elecsys® pTau-217 blood test, expanding access to Alzheimer's disease testing in both primary and specialty care settings.
◦announced a collaboration with Waters Corporation that positions Labcorp as the first commercial laboratory to offer the FDA-approved BD Onclarity™ HPV assay across clinician- and self-collected screening options, including in-clinic, patient service center and at-home settings.

Be the partner of choice for health systems and leading pharmaceutical companies:

•Acquired MLM Medical Labs, a leading global central and specialty laboratory provider with operations across the United States, Germany and South Africa.
•Partnered with the National Association of Community Health Centers to strengthen leadership development, support practice improvement and advance community health initiatives across the nation’s Community Health Center network.
•Subsequent to quarter end, signed the following three acquisition agreements; the timing of each of these is subject to regulatory approvals and customary closing conditions:
◦an agreement to acquire select assets of BioReference Health’s laboratory testing businesses focused on clinical and women’s health testing services, urology, corrections and certain operational assets.
◦an agreement with Myriad Genetics to acquire their Prenatal Health testing business, which includes the Prequel®, Foresight, SneakPeek®, and FirstGene® tests.
◦and an agreement to acquire Millennium Health, an accredited specialty laboratory with more than 15 years of experience in drug testing and surveillance.

Collectively, these acquisitions and partnerships expand Labcorp's capabilities across specialty testing, clinical trials and women's health, strengthen customer relationships and enhance the company’s ability to generate long-term growth.

Drive personalized health solutions:

•Expanded the Labcorp OnDemand test menu, including the launch of our Advanced Health Panel and the Marker by Labcorp™ Genetic Health Panel. The OnDemand portfolio now has over 140 panels and tests.
•On Labcorp OnDemand, launched the Thrive 5 Health Test in collaboration with Thrive Global that combines lab results with other health biomarkers and personalized recommendations to improve health.

Shape our future through technology and innovation:

•Announced enhancements to Labcorp Global Trial Connect™, including new capabilities across the Labcorp Sponsor™ and Labcorp Investigator™ portal experiences.

Labcorp also remains committed to a disciplined allocation of capital. In the third quarter of 2026, the company invested $255.5 million in acquisitions and paid out $58.2 million in dividends. On October 21, 2026, the company announced a quarterly cash dividend of $0.72 per share of common stock, payable on December 11, 2026, to stockholders of record at the close of business on November 24, 2026. The company has $1.4 billion remaining under its board-authorized share repurchase program, providing continued flexibility to return capital to shareholders.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025	Delta	2026	2025	Delta

Revenue Summary (Dollars in millions)
Total Revenue	$3,810.0		$3,563.5	6.9%	$11,078.7	$10,435.9	6.2%
Organic(1)				5.5%			4.3%
Acquisitions, net of Divestitures(2)				1.5%			1.3%
Foreign Exchange				(0.1%)			0.5%

(1) Excludes the impact from acquisitions, divestitures, and currency, as well as other strategic actions taken in Early Development.
(2) Includes the impact from strategic actions taken in Early Development.

Earnings Summary (Dollars in millions, except per share data)
Operating Income (“OI”)	$402.1		$396.6		$1,234.5	$1,117.1
OI as % of Revenue	10.6%		11.1%	(60) bps	11.1%	10.7%	40 bps

Adjustments (3)	$167.9		$116.7		$432.1	$396.8

Adjusted Operating Income (“AOI”) (4)	$570.0	(5)	$513.3		$1,666.6	$1,513.9
AOI as % of Revenue (4)	15.0%	(5)	14.4%	60 bps	15.0%	14.5%	50 bps

Net Earnings Attributable to Labcorp Holdings Inc.	$262.8		$261.1		$839.3	$711.8
Diluted EPS	$3.22		$3.12		$10.22	$8.48
Adjusted EPS (4)	$4.78		$4.18	14.5%	$14.02	$12.37	13.4%

(3) Adjustments include amortization, impairment charges, restructuring charges, and special items.
(4) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(5) The increase in adjusted operating income and margin was due to organic growth and operating efficiencies.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026		2025	2026	2025
Cash Flow Summary (Dollars in millions)

Operating Cash Flow	$563.8		$387.2	$1,200.8	$1,026.3
Capital Expenditures	151.6		106.7	404.2	310.6
Free Cash Flow	$412.2	(1)	$280.5	$796.6	$715.7

(1) The increase in free cash flow was primarily driven by improvement in working capital, partially offset by planned increases in capital expenditures.
Capital Allocation Summary
•At the end of the quarter, Labcorp's cash and cash equivalents balance was $261.8 million and total debt was $5.85 billion.
•During the quarter, the company invested $255.5 million in acquisitions and paid out $58.2 million in dividends.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Diagnostics Laboratories Segment Summary

	Three Months Ended September 30,
	2026		2025	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$2,948.9		$2,769.6	6.5%
Organic				4.4%
Acquisitions, net of Divestitures				2.2%
Foreign Exchange				(0.1%)

Earnings Summary (1) (Dollars in millions)
Adjusted Operating Income (“AOI”) (2)	$491.6	(3)	$450.4
AOI as % of Revenue	16.7%	(3)	16.3%	40 bps

(1) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(2) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(3) Adjusted Operating Income and margin increased due to organic growth and operating efficiencies.

	Three Months Ended September 30, 2026
	Requisition	Price/Mix
	Volume Delta (4)	Delta (4)
Metrics Summary
Total	4.8%	1.7%
Organic (5)	3.1%	1.3%
Acquisitions, net of Divestitures	1.6%	0.5%
Foreign Exchange	—%	(0.1)%

(4) Column shows changes versus the three months ended September 30, 2025.
(5) Organic price/mix includes lab management agreements.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Biopharma Laboratory Services Segment Summary

	Three Months Ended September 30,
	2026		2025	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$866.7		$799.1	8.5%	(1)
Organic(2)				9.6%
Acquisitions, net of Divestitures(3)				(0.8)%
Foreign Exchange				(0.3)%

(1) Central Labs revenue growth of 11.5%; Early Development revenue growth of 0.4%.
(2) Excludes the impact from acquisitions, divestitures, and currency, as well as other strategic actions taken in Early Development.
(3) Includes the impact from strategic actions taken in Early Development.

Earnings Summary (4) (Dollars in millions)
Adjusted Operating Income (“AOI”) (5)	$159.0	(6)	$132.2
AOI as % of Revenue	18.3%	(6)	16.5%	180 bps

(4) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(5) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(6) Adjusted Operating Income and margin increased, driven by organic growth and operating efficiencies from the strategic actions taken in Early Development.

	As of
	September 30, 2026
Metrics Summary (Dollars in billions)
TTM Net Orders	$3.59
TTM Book to Bill	1.10
Backlog	$8.92	(7)
Next Twelve Months Forecast Backlog Conversion	$2.82

(7) Backlog increased 3.9% compared to this period last year.

Guidance for 2026

Labcorp is updating 2026 full year guidance to reflect its third quarter performance and full year outlook. The following guidance assumes foreign exchange rates effective as of September 30, 2026. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases, and dividends.

(Dollars in millions, except per share data)
	Previous		Updated
	2026 Guidance		2026 Guidance
	Low	High	Low	High
Revenue
Labcorp Enterprise (1)(2)	$14,710	$14,827	$14,779	$14,887
Growth (3)	5.4%	6.3%	5.9%	6.7%

Diagnostics Laboratories	$11,450	$11,532	$11,475	$11,551
Growth (3)	5.3%	6.0%	5.5%	6.2%

Biopharma Laboratory Services (4)	$3,269	$3,300	$3,328	$3,358
Growth (3)	5.5%	6.5%	7.4%	8.4%

Adjusted EPS	$18.10	$18.55	$18.30	$18.70

Free Cash Flow	$1,240	$1,360	$1,240	$1,360

(1) 2026 Updated Enterprise guidance includes an impact from foreign currency translation of 0.3%.
(2) Enterprise level revenue is presented net of intercompany transaction eliminations.
(3) Growth based on 2025 Enterprise revenue of $13,952 million, Diagnostics Laboratories revenue of $10,876 million, and Biopharma Laboratory Services revenue of $3,098 million.
(4) 2026 Updated Biopharma Laboratory Services guidance includes an impact from foreign currency translation of 1.3%.

Use of Adjusted Measures
The company has provided in this press release and accompanying tables “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted net income, adjusted EPS (or adjusted net income per share), adjusted operating income, adjusted operating margin, free cash flow, and certain segment information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies. However, the company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures and an identification of the components that comprise “special items” used for certain adjusted financial information are included in the tables accompanying this press release.

The company today is providing an investor relations presentation with additional information on its business and operations, which is available in the investor relations section of the company's website at https://ir.labcorp.com. Analysts and investors are directed to the website to review this supplemental information.

A webcast discussing Labcorp's quarterly results will be held today at 9:00 a.m. ET and is available by accessing the Labcorp investor relations website and navigating to the “Events” section. Alternatively, the live webcast can be accessed on this link. This webcast will be archived and accessible for one year.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 71,000 employees serve clients in approximately 100 countries, provided support for more than 85% of the new drugs and therapeutic products approved by the FDA in 2025, and performed more than 750 million tests for patients around the world. Learn more at www.labcorp.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2026 guidance and related assumptions, (ii) the impact of various factors on operating and financial results, including global economic and market conditions on the company's businesses, operating results, cash flows and/or financial condition, (iii) current and future offerings, capabilities, and business strategies, including those related to high-growth specialty areas, (iv) expected savings, synergies and other benefits to the company, customers or patients from acquisitions and other transactions, partnerships, company initiatives and investments, (v) new or improved technologies or technology-related offerings, or partnerships in connection therewith, and (vi) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the failure to receive tax-free treatment with respect to the spin-off of the company’s former Clinical Development and Commercialization Services business for U.S. federal income purposes; (ii) the impact of spin-off related items; (iii) personnel costs and potential difficulties with employee relations and retention; (iv) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (v) the impact of changes to existing or adoption of new laws and regulations applicable to the company, including healthcare reform, or changes to the interpretation and application of such laws and regulations; (vi) customer preferences and purchasing decisions; (vii) changes in payer regulations or policies and adverse actions of governmental and third-party payers; (viii) changes in testing guidelines or recommendations; (ix) the impact of global geopolitical events; (x) the effect of public opinion on the company's reputation; (xi) adverse results in material litigation matters; (xii) failure to maintain or develop customer relationships; (xiii) the company's ability to develop or acquire new products and adapt to technological changes; (xiv) failures of, or adverse events relating to, the company’s or its third-party suppliers’, vendors’ or partners’ information technology systems, programs, or processes or the company’s data security; (xv) the impact of potential losses under repurchase agreements; (xvi) adverse weather conditions; (xvii) the number of revenue days in a financial period; (xviii) inflation; (xix) increased competition; (xx) adverse effects from the development, implementation, use of, or failure of new or improved technologies, internal technology platforms, or technology-related offerings of the company or its third-party suppliers, vendors or partners, including the failure to realize the anticipated benefits from such technologies, platforms, or offerings; and (xxi) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.
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LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$3,810.0	$3,563.5	$11,078.7	$10,435.9
Cost of revenues	2,701.9	2,538.4	7,844.8	7,416.6
Gross profit	1,108.1	1,025.1	3,233.9	3,019.3
Selling, general, and administrative expenses	611.4	553.1	1,739.6	1,678.4
Amortization of intangibles and other assets	78.7	69.5	232.4	207.4
Restructuring and other charges	15.9	5.9	27.4	16.4
Operating income	402.1	396.6	1,234.5	1,117.1
Other (expense) income:
Interest expense	(59.1)	(56.0)	(175.3)	(169.1)
Investment income	1.4	3.5	19.2	11.7
Equity method loss, net	(11.0)	(5.2)	(22.3)	(7.2)
Other, net	(5.4)	(1.9)	(22.0)	(35.6)
Earnings from operations before income taxes	328.0	337.0	1,034.1	916.9
Provision for income taxes	64.9	75.5	193.9	204.1
Net earnings	263.1	261.5	840.2	712.8
Less: Net earnings attributable to the noncontrolling interest	(0.3)	(0.4)	(0.9)	(1.0)
Net earnings attributable to Labcorp Holdings Inc.	$262.8	$261.1	$839.3	$711.8

Earnings per common share:
Basic earnings per common share	$3.24	$3.14	$10.27	$8.54
Diluted earnings per common share	$3.22	$3.12	$10.22	$8.48

Weighted-average basic common shares outstanding	81.1	83.1	81.7	83.4
Weighted-average diluted common shares outstanding	81.6	83.7	82.1	84.0

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$261.8	$532.3
Accounts receivable, net	2,412.9	2,103.8
Unbilled services, net	145.8	156.9
Supplies inventory	538.4	534.7
Prepaid expenses and other	607.3	692.8
Total current assets	3,966.2	4,020.5
Property, plant, and equipment, net	3,142.7	3,081.5
Goodwill, net	7,177.0	6,789.5
Intangible assets, net	3,717.0	3,596.0
Joint venture partnerships and equity method investments	128.3	153.9
Other assets, net	793.4	751.3
Total assets	$18,924.6	$18,392.7
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$738.0	$840.8
Accrued expenses and other	890.1	847.8
Unearned revenue	402.6	439.1
Short-term operating lease liabilities	182.5	191.1
Short-term finance lease liabilities	5.2	4.6
Short-term borrowings and current portion of long-term debt	601.2	500.1
Total current liabilities	2,819.6	2,823.5
Long-term debt	5,250.7	5,084.6
Operating lease liabilities	675.2	682.6
Finance lease liabilities	61.1	63.0
Deferred income taxes and other tax liabilities	528.5	454.5
Other liabilities	725.6	647.8
Total liabilities	10,060.7	9,756.0
Commitments and contingent liabilities
Noncontrolling interest	16.1	16.9
Shareholders’ equity:
Common stock, 81.2 and 82.2 shares outstanding at September 30, 2026, and December 31, 2025, respectively	7.3	7.5
Additional paid-in capital	78.7	—
Retained earnings	8,905.2	8,639.9
Accumulated other comprehensive loss	(143.4)	(27.6)
Total shareholders’ equity	8,847.8	8,619.8
Total liabilities and shareholders’ equity	$18,924.6	$18,392.7

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$263.1	$261.5	$840.2	$712.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	183.0	171.0	535.3	508.1
Stock compensation	30.8	29.2	97.4	96.1
Operating lease right-of-use asset expense	48.0	49.7	145.1	149.1
Deferred income taxes	24.4	88.6	50.8	76.4
Other, net	21.0	6.3	46.6	52.4
Change in assets and liabilities (net of effects of acquisitions and divestitures):
(Increase) decrease in accounts receivable	(70.2)	9.5	(317.3)	(130.4)
Decrease (increase) in unbilled services	18.8	(0.9)	11.9	3.9
Decrease (increase) in supplies inventory	25.3	(14.4)	(4.4)	(17.9)
Decrease (increase) in prepaid expenses and other	4.4	(42.0)	31.5	15.8
Increase (decrease) in accounts payable	58.0	(123.8)	(92.4)	(204.4)
Increase (decrease) in unearned revenue	10.2	(3.9)	(39.5)	(12.6)
Decrease in accrued expenses and other	(53.0)	(43.6)	(104.4)	(223.0)
Net cash provided by operating activities	563.8	387.2	1,200.8	1,026.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(151.6)	(106.7)	(404.2)	(310.6)
Purchase of equity affiliates or other investments	(17.1)	(7.9)	(34.6)	(179.9)
Acquisition of businesses, net of cash acquired	(255.5)	(260.5)	(683.4)	(324.0)
Other, net	(9.5)	1.1	0.2	10.4
Net cash used for investing activities	(433.7)	(374.0)	(1,122.0)	(804.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	—	—	750.0	—
Payments on senior notes	—	—	(500.0)	(1,000.0)
Proceeds from accounts receivable securitization	226.3	—	401.3	225.0
Payments on accounts receivable securitization	(220.3)	—	(370.3)	—
Proceeds from revolving credit facilities	—	—	—	64.8
Payments on revolving credit facilities	—	—	—	(64.8)
Net share settlement tax payments from issuance of stock to employees	(1.6)	(1.6)	(47.7)	(30.6)
Net proceeds from issuance of stock to employees	49.5	28.6	84.2	54.3
Dividends paid	(58.2)	(59.9)	(178.1)	(181.4)
Purchase of common stock	—	(25.0)	(451.8)	(225.0)
Other, net	(5.7)	(1.6)	(37.0)	(8.9)
Net cash used for financing activities	(10.0)	(59.5)	(349.4)	(1,166.6)
Effect of exchange rate on changes in Cash and cash equivalents	(0.1)	(2.9)	0.1	23.8
Net increase (decrease) in Cash and cash equivalents	120.0	(49.2)	(270.5)	(920.6)
Cash and cash equivalents at beginning of period	141.8	647.3	532.3	1,518.7
Cash and cash equivalents at end of period	$261.8	$598.1	$261.8	$598.1

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Condensed Combined Non-GAAP Segment Information
(Dollars in Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Diagnostics Laboratories
Revenues	$2,948.9	$2,769.6	$8,611.7	$8,148.0

Adjusted operating income	$491.6	$450.4	$1,472.9	$1,360.7
Adjusted operating margin	16.7%	16.3%	17.1%	16.7%

Biopharma Laboratory Services
Revenues	$866.7	$799.1	$2,483.5	$2,305.2

Adjusted operating income	$159.0	$132.2	$421.9	$362.4
Adjusted operating margin	18.3%	16.5%	17.0%	15.7%

Consolidated
Revenues	$3,810.0	$3,563.5	$11,078.7	$10,435.9

Adjusted segment operating income	$650.6	$582.6	$1,894.8	$1,723.1
Unallocated corporate expense	(80.6)	(69.3)	(228.2)	(209.2)
Consolidated adjusted operating income	$570.0	$513.3	$1,666.6	$1,513.9
Adjusted operating margin	15.0%	14.4%	15.0%	14.5%

The consolidated revenue and adjusted segment operating income are presented net of intercompany transaction eliminations and other amounts not used in determining segment performance. Adjusted operating income and adjusted operating margin are non-GAAP measures. See the subsequent reconciliation of non-GAAP financial measures.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Dollars and Shares in Millions, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted Operating Income
Operating income	$402.1	$396.6	$1,234.5	$1,117.1
Amortization of intangibles and other assets (a)	78.7	69.5	232.4	207.4
Restructuring and other charges (b)	15.9	5.9	27.4	16.4
Acquisition and disposition-related costs (c)	23.0	10.8	54.2	55.0
LaunchPad costs (d)	28.6	13.7	53.3	51.0
Other	21.7	16.8	64.8	63.2
TSA reimbursement (e)	—	—	—	3.8
Adjusted operating income	$570.0	$513.3	$1,666.6	$1,513.9

Adjusted operating profit margin	15.0%	14.4%	15.0%	14.5%

Adjusted Net Income
Net income	$262.8	$261.1	$839.3	$711.8
Impact of adjustments to operating income	167.9	116.7	432.1	396.8
(Gain) loss on venture fund investments, net (f)	(0.1)	(2.2)	8.5	33.9
Equity method loss from SYNLAB investment (g)	10.9	5.0	22.1	5.0
TSA reimbursement (e)	—	—	—	(3.8)
Other	(0.2)	0.1	(8.1)	0.8
Income tax impact of adjustments (h)	(51.0)	(30.9)	(142.0)	(106.2)
Adjusted net income	$390.3	$349.8	$1,151.9	$1,038.3

Weighted-average diluted common shares outstanding	81.6	83.7	82.1	84.0

Adjusted net income per share	$4.78	$4.18	$14.02	$12.37

(a)	Amortization of intangible assets acquired as part of business acquisitions.
(b)	Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions and facilities and contract termination costs within the organization in connection with our LaunchPad initiatives, and acquisitions or dispositions of businesses by the company.
(c)	Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses, impact of delayed contract or license transfers, and other integration or disposition related activities.
(d)	LaunchPad costs include non-capitalized costs associated with the implementation of systems, consolidation of processes, and consulting costs incurred as part of various business process improvement initiatives.
(e)	Represents transition services fees charged to Fortrea Holdings Inc. related to administrative and IT systems support. The costs to provide these services are included in operating income but the service fees are included in other income.
(f)	The company makes investments in companies or investment funds developing promising technology related to its operations. The company recorded net gains and losses related to several distributions from venture funds, increases in the market value of investments, and impairments of other investments due to the underlying performance of the investments.
(g)	Adjustment removes the impact of the equity method income from the Company's minority investment in SYNLAB.
(h)	Income tax impact of adjustments calculated based on the tax rate applicable to each item.